CONFIDENTIAL TREATMENT REQUESTED AS TO PORTIONS OF THIS DOCUMENT, AND SUCH OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS IN THIS DOCUMENT WHERE INFORMATION HAS BEEN OMITTED ARE MARKED WITH THE SYMBOL "[*]."



--------------------------------------------------------------------------------


                                SERVICE AGREEMENT

--------------------------------------------------------------------------------



                            PROMEDCO OF TEMPLE, INC.

                                       AND

                      PHYSICIANS OF KING'S DAUGHTERS, P.A.


--------------------------------------------------------------------------------








--------------------------------------------------------------------------------


                           EFFECTIVE SEPTEMBER 1, 1996

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


1.  RESPONSIBILITIES OF THE PARTIES..................................1
         1.1  General Responsibilities of the Parties................1
         1.2  KDCP's Matters.........................................1
         1.3  Patient Referrals......................................1

2.  POLICY COUNCIL...................................................1
         2.1  Formation and Operation of the Policy Council..........1
         2.2  Duties and Responsibilities of the Policy Council......2

3.  OBLIGATIONS OF PROMEDCO-TEMPLE...................................3
         3.1  Management and Administration..........................4
         3.2  Administrator..........................................8


         3.3  Expansion of Clinic....................................8
         3.4  Events Excusing Performance............................8
         3.5  Compliance With Applicable Laws........................8
         3.6  Capital Needs..........................................8

4.  OBLIGATIONS OF KDCP..............................................8
         4.1  Professional Services..................................8
         4.2  Employment Of Physician Employees......................9
         4.3  Non-Clinic Expenses....................................9
         4.4  Medical Practice.......................................9
         4.5  Professional Insurance Eligibility.....................9
         4.6  Employment Of Non-Physician Employees..................9
         4.7  Events Excusing Performance............................9
         4.8  Compliance With Applicable Laws.......................10
         4.9  Restrictions on Use of Clinic Facility................10
         4.10  KDCP Employee Benefit Plans..........................10
         4.11  Physician Powers of Attorney.........................11
         4.12  Spokesperson.........................................11

5.  RECORDS.........................................................11
         5.1  Patient Records.......................................11
         5.2  Other Records.........................................11
         5.3  Access to Records.....................................11

6.  FACILITIES TO BE PROVIDED BY PROMEDCO-TEMPLE....................11
         6.1  Facilities............................................11
         6.2  Use of Facilities.....................................12

7.  FINANCIAL ARRANGEMENTS..........................................12

7.1  Payments to KDCP and ProMedCo-Temple...........................12

         7.2  Distribution...........................................12
         7.3  Clinic Expenses........................................12
         7.4  Accounts Receivables...................................12

8.  INSURANCE AND INDEMNITY..........................................13
         8.1  Insurance to Be Maintained by ProMedCo-Temple..........13
         8.2  Insurance to be Maintained by KDCP.....................13
         8.3  Tail Insurance Coverage................................13
         8.4  Additional Insured.....................................14
         8.5  Indemnification........................................14

9.   RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES....................14
         9.1  Restrictive Covenants by KDCP..........................14
         9.2  Restrictive Covenants By Medical Professionals.........14
         9.3  Physician Shareholder and Physician Employee
              Liquidated Damages.....................................15
         9.4  Enforcement.............................................16
         9.5  Termination of Restrictive Covenants....................16

10.  TERM.............................................................16
         10.1  Term and Renewal.......................................16
         10.2  Termination by KDCP....................................17
         10.3  Termination by ProMedCo-Temple.........................18
         10.4  Actions After Termination..............................18

11.  DEFINITIONS......................................................20
         11.1  Adjustments ...........................................20
         11.2  Clinic ................................................20
         11.3  Clinic Expenses .......................................20
         11.4  Clinic Expenses shall not include......................22
         11.5  Clinic Facility .......................................22
         11.6  Distribution Funds ....................................23
         11.7  Effective Date ........................................23
         11.9  KDCP Employees ........................................23
         11.10  Medical Professional .................................23
         11.11  Net Clinic Revenues ..................................23
         11.12  Opening Balance Sheet ................................23
         11.13  Physician Employees ..................................23
         11.14  Physician Extenders ..................................23
         11.15  Physician Shareholders ...............................23
         11.16  Plan and Agreement for Reorganization ................24
         11.17  ProMedCo..............................................24
         11.18  ProMedCo IPO Date.....................................24

         11.19  ProMedCo IPO Price..................................24
         11.20  ProMedCo-Temple Distribution .......................24
         11.21  Risk Pool Surpluses ................................24
         11.22  Technical Employees ................................24

12.  GENERAL PROVISIONS.............................................24
         12.1  Independent Contractor...............................24
         12.2  Other Contractual Arrangement........................25
         12.3  Proprietary Property.................................26
         12.4  Cooperation..........................................26
         12.5  Licenses, Permits and Certificates...................26
         12.6  Compliance with Rules, Regulations and Laws..........26
         12.7  Generally Accepted Accounting Principles (GAAP)......27
         12.8  Notices..............................................27
         12.9  Attorneys' Fees......................................27
         12.10  Severability........................................27
         12.11  Arbitration.........................................27
         12.12  Construction of Agreement...........................27
         12.13  Assignment and Delegation...........................28
         12.14  Confidentiality.....................................28
         12.15  Waiver..............................................28
         12.16  Headings............................................28
         12.17  No Third Party Beneficiaries........................28
         12.18  Time is of the Essence..............................28
         12.19  Modifications of Agreement for
                Prospective Legal Events............................28
         12.20  No Right of Off-Set.................................29
         12.21  Whole Agreement.....................................29

                                SERVICE AGREEMENT

         Service Agreement ("Agreement") dated September 18, 1996, between ProMedCo of Temple, Inc., a Delaware corporation ("ProMedCo-Temple"), and Physicians of King's Daughters, P.A., a Texas professional association ("KDCP").

RECITALS:

         Subject to the terms and conditions hereof, KDCP desires to engage ProMedCo-Temple to provide to KDCP management services, facilities, personnel, equipment and supplies necessary to operate the Clinic (as defined herein) and ProMedCo-Temple desires to accept such engagement.

         The parties agree as follows:

1.  RESPONSIBILITIES OF THE PARTIES

         1.1 GENERAL RESPONSIBILITIES OF THE PARTIES. ProMedCo-Temple shall provide KDCP with offices, facilities, equipment, supplies, non-professional support personnel, and management and financial advisory services. ProMedCo-Temple shall neither exercise control over nor interfere with the physician-patient relationship, which shall be maintained strictly between the physicians of KDCP and their patients.

         1.2 KDCP'S MATTERS. KDCP shall maintain sole discretion and authority over the financial matters relative to its corporate existence. It shall set compensation levels for KDCP Employees. KDCP will also be responsible for all other matters pertaining to the operation of KDCP.

         1.3 PATIENT REFERRALS. The parties agree that the benefits to KDCP do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by ProMedCo-Temple to any of KDCP's patients in any facility or laboratory controlled, managed or operated by ProMedCo-Temple.

2.  POLICY COUNCIL

         2.1 FORMATION AND OPERATION OF THE POLICY COUNCIL. A Policy Council will be established which shall be responsible for the major policies which will serve as the basis for operations of the Clinic. The Policy Council shall consist of six members. ProMedCo-Temple shall designate, at its sole discretion, three members of the Policy Council. Members of the Policy Council designated by ProMedCo-Temple and/or KDCP shall be entitled to attend and vote by proxy at any meetings of the Policy Council so long as at least one such representative is present in person. KDCP at its sole discretion shall designate three members. Except as may otherwise be provided, the act of a majority of the six members of the Policy Council shall be the act of the Policy Council.

         2.2 DUTIES AND RESPONSIBILITIES OF THE POLICY COUNCIL. During the term of this Agreement, the Policy Council shall have the following duties and responsibilities.

(a) ANNUAL BUDGETS. All annual capital and operating budgets prepared by ProMedCo- Temple, as set forth in Section 3 and employing ProMedCo-Temple's financial expertise, shall be subject to the review and approval of the Policy Council, provided; however, ProMedCo-Temple shall have final approval of any capital expenditure required by ProMedCo-Temple.

(b) ADMINISTRATOR.  The selection and retention of the Administrator pursuant to
Section 3.1 shall be subject to the reasonable approval of the Policy Council. If KDCP is dissatisfied with the services provided by the Administrator, KDCP shall refer the matter to the Policy Council. ProMedCo-Temple and Policy Council shall in good faith determine whether the performance of the Administrator could be brought to acceptable levels through counsel and assistance, or whether the Administrator should be terminated. ProMedCo-Temple shall have the ultimate authority to terminate the Administrator.

(c) ADVERTISING. All advertising, marketing, and public relations shall be subject to the prior review and approval of the Policy Council, in compliance with applicable laws and regulations governing professional advertising and in accordance with the standards and medical ethics of the American Medical Association and the Texas Medical Association.

(d) ANCILLARY SERVICES. The Policy Council shall approve Clinic provided ancillary services based upon the pricing, access to and quality of such services.

(e) CAPITAL IMPROVEMENTS AND EXPANSION. The Policy Council shall determine the priority for any renovation, expansion plans and major equipment expenditures with respect to the Clinic based upon economic feasibility, physician support, productivity and market conditions. Any capital expenditure in excess of $20,000 shall require the approval of the Policy Council; all others may be made by ProMedCo-Temple at its discretion in the exercise of prudent business judgement..

(f) EXCEPTIONS TO INCLUSION IN THE NET REVENUE CALCULATION. The exclusion of any revenue from Net Clinic Revenues, whether now or in the future, shall be subject to the approval of the Policy Council.

(g) GRIEVANCE ISSUES. Subject to the provisions of Section 1.2 of this Agreement, the Policy Council shall consider and make final decisions regarding grievances pertaining to matters not specifically addressed in this Agreement as referred to it by KDCP's Board or ProMedCo-Temple.

(h) PATIENT FEES. In consultation with KDCP and ProMedCo-Temple, the Policy Council shall review and adopt the fee schedule for all physician and ancillary services rendered by the Clinic.

         (i) PHYSICIAN HIRING. The Policy Council, with information and analysis provided by

ProMedCo-Temple, shall determine the number and type of physicians required for the efficient operation of the Clinic and KDCP shall determine the individual physicians to be hired to fill such positions. The approval of ProMedCo-Temple shall be required for any variations to the restrictive covenants in any physician employment contract.

(j) PROVIDER AND PAYOR RELATIONSHIPS. The Policy Council shall make the decisions regarding the establishment and maintenance of relationships with institutional health care providers and payors. The Policy Council shall be responsible for approving the allocation of capitation risk pools between the professional and institutional components of these pools to the extent applicable under a payor agreement. ProMedCo-Temple and KDCP may choose to use actuarial data from a nationally recognized actuarial firm as agreed to by both parties, for the purposes of allocating capitation funds, for those professional services provided directly by KDCP.

(k)  STRATEGIC   PLANNING.   The  Policy   Council,   with  the   assistance  of
ProMedCo-Temple, shall develop long-term strategic planning objectives.

3.  OBLIGATIONS OF PROMEDCO-TEMPLE

         During the term of this Agreement, ProMedCo-Temple shall provide or arrange for the services set forth in this Section 3, the cost of all of which shall be included in Clinic Expenses. ProMedCo-Temple is hereby expressly authorized to perform its services in whatever manner it deems reasonably appropriate, in accordance with policies approved by the Policy Council, and including without limitation, performance of some functions at locations other than the Clinic Facility. KDCP will not act in a manner which would prevent ProMedCo-Temple from efficiently managing the Clinic Facility operations in a businesslike manner. KDCP, through KDCP Employees, will provide all medical services. ProMedCo-Temple will have no authority, directly or indirectly, to perform, and will not perform, any medical function. ProMedCo-Temple may, however, advise KDCP as to the relationship between its performance of medical functions and the overall administrative and business functioning of the Clinic.

         3.1 MANAGEMENT AND ADMINISTRATION. During the term of this Agreement, KDCP hereby appoints ProMedCo-Temple as the sole and exclusive manager and administrator of all non-medical functions and services related to KDCP's services at the Clinic. KDCP shall perform all medical services, and ProMedCo-Temple shall have no authority, directly or indirectly, to perform, and will not perform, any medical function. Without limiting the generality of the foregoing, ProMedCo- Temple shall provide the following administrative, management and marketing services as may be required in conjunction with KDCP's services at the Clinic. ProMedCo-Temple shall hire and supervise an Administrator, subject to the reasonable approval of the Policy Council, to manage and administer all of the day-to-day business functions of ProMedCo-Temple, including without limitation:

                  3.1.1 ANNUAL BUDGETS. Financial planning and preparation of annual budgets.

         Annually and at least 30 days prior to the commencement of each fiscal year, ProMedCo- Temple shall prepare and deliver to KDCP capital and operating budgets reflecting in reasonable detail anticipated revenues and expenses, sources and uses of capital to maintain and enhance KDCP's medical practice and Clinic services.

                  3.1.2 FINANCIAL STATEMENTS. ProMedCo-Temple shall prepare monthly and fiscal year unaudited financial statements containing a balance sheet and a statement of income for Clinic operations, which shall be delivered to KDCP within thirty (30) days after the close of each calendar month. The fiscal year statement shall be reviewed by a certified public accountant as selected by ProMedCo-Temple in connection with the audit of the financial statements of ProMedCo. If KDCP desires an audit in addition to the audit provided by ProMedCo-Temple, such an audit would be at KDCP's expense.

                  3.1.3 NON-PROFESSIONAL PERSONNEL. ProMedCo-Temple will provide all personnel reasonably necessary for the conduct of Clinic operations with the exception of Physician Extenders and Technical Employees. ProMedCo-Temple shall determine and cause to be paid the salaries, fringe benefits and any sums for income taxes, unemployment insurance, social security taxes or any other withholding amounts required by applicable law or governmental authority, of all such personnel. Such personnel shall be under the direction, supervision and control of ProMedCo-Temple, with those personnel performing patient care services subject to the professional supervision of KDCP. If KDCP is dissatisfied with the services of any person, KDCP shall consult with ProMedCo-Temple. ProMedCo-Temple shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be terminated. All of ProMedCo-Temple's obligations regarding staff shall be governed by the overriding principle and goal of providing high quality medical care. At ProMedCo-Temple's option some or all of the non-physician personnel may be carried on the books of KDCP as KDCP's employees in which event the costs associated with such employees will be a Clinic Expense.

                  3.1.4 QUALITY ASSURANCE. ProMedCo-Temple will assist KDCP in fulfilling its obligation to its patients to maintain high quality medical and professional services, including patient satisfaction programs, employee education, outcomes analysis, clinical protocol development and to implement a risk management program.

                  3.1.5 FACILITIES AND EQUIPMENT. ProMedCo-Temple will ensure the proper cleanliness of the premises, maintenance and cleanliness of the equipment, furniture and furnishings located on the premises.

                  3.1.6 INVENTORY CONTROL AND PURCHASING SUPPLIES. ProMedCo-Temple shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which ProMedCo-Temple shall deem to be necessary in the operation of the Clinic, to deliver quality Clinic services in a cost effective manner.

                  3.1.7 MANAGED CARE CONTRACTING. ProMedCo-Temple will be responsible for marketing, negotiation, and administering all managed care contracts, subject to the provisions of Section 2.2(j); provided, however, no contract or arrangement regarding the provision of clinical services shall be entered into without KDCP's consent.

                  3.1.8 BILLING AND COLLECTIONS. ProMedCo-Temple shall bill patients and collect all fees for services performed inside or outside the Clinic Facility or arrange for such billing and collection. KDCP hereby appoints ProMedCo-Temple, for the term hereof, to be its true and lawful attorney-in-fact for the following purposes (i) to bill patients in KDCP's name and on its behalf, (ii) to collect accounts receivable resulting from such billing in KDCP's name and on its behalf, (iii) to receive payments from Blue Cross and Blue Shield, Medicare, Medicaid, payments from health plans, and all other third party payors; (iv) to receive the cash proceeds of any accounts receivable; (v) to take possession of and endorse in the name of KDCP (and/or in the name of an individual physician, such payment intended for purpose of payment of a physician's bill) any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable; and (vi) in accordance with policies adopted by the Policy Council, to initiate legal proceedings in the name of KDCP to collect any accounts and monies owed to the Clinic, to enforce the rights of KDCP as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors. All adjustments made for uncollectible accounts, professional courtesies and other activities that do not generate a collectible fee shall be done in a reasonable and consistent manner acceptable to ProMedCo-Temple's independent certified public accountants.

                  3.1.9 DEPOSIT OF NET CLINIC REVENUES. During the term of this Agreement, all Net Clinic Revenues collected resulting from the operations of the Clinic shall be deposited directly into a bank account of which KDCP shall be the owner ("Account"). ProMedCo- Temple and KDCP shall maintain their accounting records in such a way as to clearly segregate Net Clinic Revenues from other funds of ProMedCo-Temple or KDCP. KDCP hereby appoints ProMedCo-Temple as its true and lawful attorney-in-fact to deposit in the Account all revenues collected. KDCP covenants, and shall cause all KDCP Employees to covenant, to forward any payments received with respect to Net Clinic Revenues for services provided by KDCP and KDCP Employees to ProMedCo-Temple for deposit. ProMedCo- Temple shall have the right to withdraw funds from the Account and all owners of the Account shall execute a revocable standing transfer order ("Transfer Order") under which the bank maintaining the Account shall periodically transfer the entire balance of the Account to a separate bank account owned solely by ProMedCo-Temple ("ProMedCo-Temple Account"). KDCP and ProMedCo-Temple hereby agree to execute from time to time such documents and instructions as shall be required by the bank maintaining the Account and mutually agreed upon to effectuate the foregoing provisions and to extend or amend such documents and instructions. Any action by KDCP that interferes with the operation of this Section, including, but not limited to, any failure to deposit or allow ProMedCo-Temple to deposit any Net Clinic Revenues into the Account, any withdrawal of any funds from the Account not authorized by the express terms of this Agreement, or any revocation of or attempt to revoke the Transfer Order (otherwise than upon expiration or termination of this Agreement), will constitute a breach of this Agreement and will entitle ProMedCo-Temple, in addition to any other remedies that it may have at law or in equity, to seek a court ordered assignment of the following rights:

                  (a) To collect accounts receivable resulting from the provision of services to patients of KDCP and the KDCP Employees;

                  (b) To receive payments from patients, third party payor plans, insurance companies, Medicare, Medicaid and all other payors with respect to services rendered by KDCP and its KDCP Employees;

                  (c) To take possession of and endorse any notes, checks, money orders, insurance payments and any other instruments received as payment of such accounts receivable; and

                  (d)      To collect all revenues of the Clinic.

                  3.1.10 MANAGEMENT INFORMATION SYSTEMS/COMPUTER SYSTEMS. ProMedCo-Temple shall supervise and provide information systems that are necessary and appropriate for the operation of the Clinic.

                  3.1.11 LEGAL AND ACCOUNTING SERVICES. ProMedCo-Temple shall arrange for or render to KDCP such business and financial management consultation and advice as may be reasonably required or requested by KDCP and directly related to the operations of the Clinic. ProMedCo-Temple shall not be responsible for rendering any legal or tax advice or services or personal financial services to KDCP or any employee or agent of KDCP.

                  3.1.12 NEGOTIATION AND PAYMENT OF PREMIUMS FOR ALL INSURANCE PRODUCTS HELD BY KDCP. ProMedCo-Temple shall negotiate for and cause premiums to be paid with respect to the insurance provided for in
         Section 8. Premiums and deductibles with respect to such policies shall be a Clinic Expense.

                  3.1.13 PHYSICIAN RECRUITING. ProMedCo-Temple shall assist KDCP in recruiting additional physicians, carrying out such administrative functions as may be appropriate such as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, KDCP shall interview and make the ultimate decision as to the suitability of any physician to become associated with the Clinic. All physicians recruited by ProMedCo-Temple and accepted by KDCP shall be the sole employees of KDCP to the extent such physicians are hired as employees. Any expenses incurred in the recruitment of physicians, including, but not limited to, employment agency fees, relocation and interviewing expenses shall be Clinic Expenses approved by the Policy Council.

                  3.1.14 SUPERVISION OF ANCILLARY SERVICES. ProMedCo-Temple shall operate and supervise such ancillary services as approved by the Policy Council.

                  3.1.15 STRATEGIC PLANNING ASSISTANCE. ProMedCo-Temple shall assist with and implement the strategic plan as approved by the Policy Council.

                  3.1.16 ADVERTISING AND PUBLIC RELATIONS. From time to time ProMedCo-Temple shall recommend to the Policy Council various advertising and public relations initiatives which shall not be implemented without Policy Council approval.

                  3.1.17 FILES AND RECORDS. ProMedCo-Temple shall supervise and maintain custody of all files and records relating to the operation of the Clinic, including but not limited to accounting, billing, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of KDCP and shall be located at Clinic facilities so that they are readily accessible for patient care. The management of all files and records shall comply with applicable state and federal statutes. ProMedCo-Temple shall use its reasonable efforts to preserve the confidentiality of patients' medical records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein, provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement.

         3.2 ADMINISTRATOR. The selection and retention of the Administrator, subject to the provisions of Section 2.2(b).

         3.3 EXPANSION OF CLINIC. ProMedCo-Temple will pursue various programs to increase revenue and profitability including assisting KDCP in adding additional office based procedures, ancillary services and adding additional satellite office(s) as determined by the Policy Council to be beneficial to the Clinic. ProMedCo-Temple will also assist in recruiting new physicians and developing relationships and affiliations with other physicians, hospitals, networks, HMOs, etc. To assist in the continued growth and development of the Clinic within a 30 mile radius of Temple, Texas, ProMedCo-Temple may acquire other physician practices for incorporation into KDCP. KDCP will cooperate with ProMedCo-Temple in such expansion efforts and use its reasonable efforts to assist ProMedCo-Temple with respect thereto. Without limiting the generality of the foregoing, neither party not enter into any agreements with respect to any such matter without the prior approval of the Policy Council.

         3.4 EVENTS EXCUSING PERFORMANCE. ProMedCo-Temple shall not be liable to KDCP for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which ProMedCo-Temple has no control for so long as such events continue, and for a reasonable amount of time thereafter.

         3.5 COMPLIANCE WITH APPLICABLE LAWS. ProMedCo-Temple shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

         3.6 CAPITAL NEEDS. ProMedCo-Temple shall be responsible for the capital necessary to maintain, expand and grow KDCP, subject to the approval of the Policy Committee.

4.  OBLIGATIONS OF KDCP

         4.1 PROFESSIONAL SERVICES. KDCP shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations applying to the medical profession. KDCP shall also ensure that each physician associated with KDCP is licensed by the State of Texas. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician, KDCP shall immediately inform the Administrator of such action and the underlying facts and circumstances. KDCP shall carry out a program to monitor the quality of medical care practiced, with ProMedCo-Temple's assistance. KDCP will cooperate with ProMedCo- Temple in taking steps to resolve any utilization review or quality assurance issues which may arise in connection with the Clinic.

         4.2 EMPLOYMENT OF PHYSICIAN EMPLOYEES. KDCP shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician Shareholders and Physician Employees, although at the request of KDCP, ProMedCo-Temple shall consult with KDCP regarding such matters. KDCP shall enforce formal employee agreements from each of its Physician Shareholders and Physician Employees, hired or contracted, substantially in the form attached to the Plan and Agreement for Reorganization as Appendix 2.9B-2.

         4.3 NON-CLINIC EXPENSES. KDCP shall be solely responsible for the payment of all costs and expenses incurred in connection with KDCP operations which are not Clinic Expenses, including, but not limited to, accounting and other professional services fees, salaries and benefits, retirement plan contributions, health, disability and life insurance premiums, payroll taxes, membership in professional associations, continuing medical education, licensing and board certification fees for its Physician Employees and Physician Extenders and automobile and cellular telephone expenses of KDCP Physician Employees and Physician Extenders.

         4.4 MEDICAL PRACTICE. KDCP shall use and occupy the Clinic Facility exclusively for the practice of medicine, and shall comply with all applicable local rules, ordinances and all standards of medical care. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Clinic Facility shall be conducted solely by physicians associated with KDCP, and no other physician or medical practitioner shall be permitted to use or occupy the Clinic Facility without the prior written consent of the Policy Council.

         4.5 PROFESSIONAL INSURANCE ELIGIBILITY. KDCP shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Shareholders and Physician Employees are insurable, and participating in an ongoing risk management program.

         4.6  EMPLOYMENT OF NON-PHYSICIAN EMPLOYEES.   There will be certain
Technical Employees that perform technical functions for KDCP. These Technical Employees will remain in the employ of KDCP. As provided in Section 3.1.3, ProMedCo-Temple will provide payroll and administrative services for such Technical Employees which shall be a Clinic Expense.

         4.7 EVENTS EXCUSING PERFORMANCE. KDCP shall not be liable to ProMedCo-Temple for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which KDCP has no control for so long as such events continue, and for a reasonable amount of time thereafter.

         4.8 COMPLIANCE WITH APPLICABLE LAWS. KDCP shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

         4.9 RESTRICTIONS ON USE OF CLINIC FACILITY. KDCP shall at all times during the term of this Agreement comply with the policy of ProMedCo-Temple stated in Section 6.2 herein.

         4.10  KDCP EMPLOYEE BENEFIT PLANS.

(a) As of the Effective Date of this Agreement, KDCP has in effect the employee welfare benefit plans (as such term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and the employee pension benefit plans (as such term is defined in Section 3(2) of ERISA), as set forth in Exhibit 3.22 to the Plan and Agreement for Reorganization.

(b) KDCP shall not enter into any new  "employee  benefit  plan" (as  defined in
Section 3(3) of ERISA) without the express written consent of ProMedCo- Temple. Except as otherwise required by law, KDCP shall not materially amend, freeze, terminate or merge any employee welfare or employee benefit plan without the express written consent of ProMedCo-Temple unless such action is contemplated by the Plan and Agreement for Reorganization. KDCP agrees to make such changes to any employee welfare or employee benefit plan, including the freeze, termination, or merger of such plan, as may be approved by ProMedCo-Temple.

(c) Expenses incurred in connection with any KDCP Plan or other employee benefit plan maintained by KDCP, including without limitation the compensation of counsel, accountants, corporate trustees and other agents shall not be included in Clinic Expenses.

(d) The contribution and administration expenses for Medical Professionals shall be an expense of KDCP. ProMedCo-Temple shall make contributions or payments with respect to any KDCP Plan, as a Clinic Expense, on behalf of eligible Technical Employees or other non-Medical Professionals employed by KDCP at ProMedCo-Temple's request pursuant to ss. 3.1.3.

(e) ProMedCo-Temple shall have the sole and exclusive authority to adopt, amend, or terminate any employee benefit plan for the benefit of its employees. ProMedCo-Temple shall have the sole and exclusive authority to appoint the trustee, custodian, and administrator of any such plan.

         4.11 PHYSICIAN POWERS OF ATTORNEY. KDCP shall require all KDCP Employees to execute and deliver to ProMedCo-Temple powers of attorney, satisfactory in form and substance to ProMedCo-Temple and KDCP, appointing ProMedCo-Temple as attorney-in-fact for each for the purposes set forth in Sections 3.1.8 and 3.1.9, which powers of attorney shall immediately terminate upon termination of this Agreement.

         4.12 SPOKESPERSON. KDCP shall serve as spokesperson for ProMedCo-Temple and ProMedCo in Clinic, ProMedCo-Temple and ProMedCo development activities. The parties agree that such Physician Shareholders as the Policy Council shall appoint, shall serve in this capacity on behalf of KDCP.

5.  RECORDS

         5.1 PATIENT RECORDS. Upon termination of this Agreement, KDCP shall retain all patient medical records maintained by KDCP or ProMedCo-Temple in the name of KDCP. KDCP shall, at its option, be entitled to retain copies of financial and accounting records relating to all services performed by KDCP.

         5.2 OTHER RECORDS. All records relating in any way to the operation of the Clinic which are not the property of KDCP under the provisions of Section
5.1 above, shall at all times be the property of ProMedCo-Temple.

         5.3 ACCESS TO RECORDS. During the term of this Agreement, and thereafter, KDCP or its designee shall upon 24 hours notice have reasonable access during normal business hours to KDCP's and ProMedCo-Temple's financial records, including, but not limited to, records of collections, expenses and disbursements as kept by ProMedCo-Temple in performing ProMedCo-Temple's obligations under this Agreement, and KDCP may copy any or all such records.

6.  FACILITIES TO BE PROVIDED BY PROMEDCO-TEMPLE

         6.1 FACILITIES. ProMedCo-Temple hereby agrees to provide or arrange as a Clinic Expense the offices and facilities for Clinic operations, including but not limited to, the Clinic Facility and all costs of repairs, maintenance and improvements, utility (telephone, electric, gas, water) expenses, normal janitorial services, related real or personal property lease cost payments and expenses, taxes and insurance, refuse disposal and all other costs and expenses reasonably incurred in conducting operations in the Clinic Facility during the term of this Agreement.

         6.2 USE OF FACILITIES. Voluntary abortions will not be performed in facilities that are owned or leased by ProMedCo-Temple or any of its affiliates in whole or in part. ProMedCo-Temple and KDCP agree that KDCP, as an independent contractor, is a separate organization that retains the authority to direct the medical, professional, and ethical aspects of its medical practice. If a Physician Shareholder or a Physician Employee performs abortion procedures in any facility, ProMedCo- Temple shall not receive any ProMedCo-Temple Distribution from the revenue generated from such procedures.

7.  FINANCIAL ARRANGEMENTS

         7.1 PAYMENTS TO KDCP AND PROMEDCO-TEMPLE. KDCP and ProMedCo-Temple agree that the compensation set forth herein is being paid to ProMedCo-Temple in consideration of a substantial commitment made by ProMedCo-Temple hereunder and that such fees are fair and reasonable. As payment for its services rendered to KDCP, each month ProMedCo-Temple shall be paid the amount of all Clinic Expenses and the ProMedCo-Temple Distribution. All Net Clinic Revenues after deduction of Clinic Expenses, and the ProMedCo-Temple Distribution, shall be referred to as the "KDCP Distribution." In the event ProMedCo or ProMedCo-Temple shall be obligated pursuant to the Plan and Agreement for Reorganization or other documents related thereto to make payments to any of the Physician Employees of KDCP and shall have failed to make such payments, the amount of such payments not made shall be added to the KDCP Distribution until paid in full.

         7.2 DISTRIBUTION. The amounts to be paid to ProMedCo-Temple under this
Section 7.2 shall be payable monthly. ProMedCo-Temple shall pay to KDCP, in accordance with the provisions of Section 7.4, the KDCP Distribution amounts on or about the 15th day of such following month. Some amounts may need to be estimated, with adjustments made as necessary the following month. Any audit adjustments would be made after completion of the fiscal year audit.

         7.3 CLINIC EXPENSES. Commencing on the Effective Date, ProMedCo-Temple shall pay all Clinic Expenses as they fall due (including without limitation the expenses of any Non-Physician Personnel carried on the books of KDCP at the requirement of ProMedCo-Temple), provided, however, that ProMedCo-Temple may, in the name of and on behalf of KDCP, contest in good faith any claimed Clinic Expenses as to which there is any dispute regarding the nature, existence or validity of such claimed Clinic Expenses. ProMedCo-Temple hereby agrees to indemnify and hold KDCP harmless from and against any liability, loss, damages, claims, causes of action and reasonable expenses of KDCP resulting from the contest of any Clinic Expenses.

         7.4 ACCOUNTS RECEIVABLES. Except for the first month of this Agreement, on approximately the 15th day of each month, ProMedCo-Temple shall purchase the accounts receivable of KDCP arising during the previous month, by payment of cash, or other readily available funds into an account of KDCP. The consideration for the purchase shall be an amount equal to the KDCP Distribution for such previous month. Although it is the intention of the parties that ProMedCo- Temple purchase and thereby become owner of the accounts receivable of KDCP, in case such purchase shall be ineffective for any reason, KDCP, as of the Effective Date of this Agreement, grants and shall cause each KDCP Employee to grant to ProMedCo-Temple a first priority lien on and security interest in and to any and all interest of KDCP and such KDCP Employees in any accounts receivable generated by the medical practice of KDCP and the KDCP Employees or otherwise generated through the operations of the Clinic, and all proceeds with respect thereto, to secure the payment to ProMedCo-Temple of all such accounts receivable, and this Agreement shall be deemed to be a security agreement to the extent necessary to give effect to the foregoing. In addition, KDCP shall cooperate with ProMedCo-Temple and execute and deliver, and cause each KDCP Employee to execute and deliver, all necessary documents in connection with the pledge of such accounts receivable to ProMedCo-Temple or at ProMedCo-Temple's option, its lenders. All collections in respect of such accounts receivable shall be deposited in a bank account at a bank designated by ProMedCo-Temple. To the extent KDCP or any KDCP Employee comes into possession of any payments in respect of such accounts receivable, KDCP or such KDCP Employee shall direct such payments to ProMedCo-Temple for deposit in bank accounts designated by ProMedCo-Temple.

8.  INSURANCE AND INDEMNITY

         8.1 INSURANCE TO BE MAINTAINED BY PROMEDCO-TEMPLE. Throughout the term of this Agreement, ProMedCo-Temple will use reasonable efforts to provide and maintain, as a Clinic Expense, comprehensive professional liability insurance for all professional employees of ProMedCo- Temple and KDCP with limits for KDCP Medical Professionals required by ss. 8.2 as reasonably determined by ProMedCo-Temple in its national program, comprehensive general liability insurance and property insurance covering the Clinic Facility and operations.

         8.2 INSURANCE TO BE MAINTAINED BY KDCP. Unless otherwise determined by the Policy Council, throughout the term of this Agreement, KDCP shall maintain comprehensive professional liability insurance with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $1,000,000 per physician with limits for specialists of not less than $3,000,000 per physician with a separate limit for KDCP. KDCP shall be responsible for all liabilities (including without limitation deductibles and excess liabilities) not paid within the limits of such policies. ProMedCo-Temple shall have the option of providing such professional liability insurance through an alternative program, provided such program meets the requirements of the Insurance Commissioner of the State of Texas and is approved by the Policy Council.

         8.3 TAIL INSURANCE COVERAGE. KDCP will cause each individual physician associated with the Clinic to enter into an agreement with KDCP that upon termination of such physician's relationship with KDCP, for any reason, tail insurance coverage will be purchased by the individual physician. Such provisions shall be contained in employment agreements, restrictive covenant agreements or other agreements entered into by KDCP and the individual physicians, and KDCP hereby covenants with ProMedCo-Temple to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of KDCP.

         8.4 ADDITIONAL INSURED. KDCP and ProMedCo-Temple agree to use their reasonable efforts to have each other named as an additional insured on the other's respective professional liability insurance programs at ProMedCo-Temple's expense.

         8.5 INDEMNIFICATION. KDCP shall indemnify, hold harmless and defend ProMedCo-Temple, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by KDCP and/or its shareholders, agents, employees and/or subcontractors (other than ProMedCo-Temple) during the term hereof, including any claim against ProMedCo-Temple by a KDCP Employee, which claim arises out of such KDCP Employees' employment relationship with KDCP or as a result of services performed by such KDCP Employee, and which claim would typically be covered by worker's compensation. ProMedCo-Temple shall indemnify, hold harmless and defend KDCP, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by ProMedCo-Temple and/or its shareholders, agents, employees and/or subcontractors (other than KDCP) during the term of this Agreement.

9.   RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES

         The parties recognize that the services to be provided by ProMedCo-Temple shall be feasible only if KDCP operates an active medical practice to which the physicians associated with KDCP devote their full time and attention. To that end:

         9.1 RESTRICTIVE COVENANTS BY KDCP. During the term of this Agreement, KDCP shall not, without the prior written consent of ProMedCo-Temple, establish, operate or provide physician services at any medical office, clinic or other health care facility providing services substantially similar to those provided by KDCP pursuant to this Agreement anywhere within a radius of 30 miles of the Clinic Facility, or within a radius of 30 miles of any current or future medical office, clinic or other health care facility from which KDCP provides medical services.

         9.2  RESTRICTIVE COVENANTS BY MEDICAL PROFESSIONALS.  KDCP shall:

(a) Current Medical Professionals. Enforce employment agreements, in a form satisfactory to ProMedCo-Temple, with its current Medical Professionals; and

(b)  Future  Medical   Professionals.   Obtain  and  enforce  formal  employment
agreements from each of its future Medical Professionals in the form attached to the Plan and Agreement for Reorganization;

pursuant to which each of the Medical Professionals agrees that unless (i) KDCP is in default under the employment agreement or (ii) the employment of the Medical Professional is terminated without cause, during the term of such Medical Professional's employment agreement, and for a period of two years after any termination of employment with KDCP, such Medical Professional will not establish, operate or provide physician services at any medical office, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services substantially similar to those provided by KDCP pursuant to this Agreement within a radius of 30 miles of the Clinic Facility or within a radius of 30 miles of any current or future medical office, clinic or other health care facility from which KDCP provides medical services and that ProMedCo-Temple shall have third-party rights to enforce such agreements.

         9.3  PHYSICIAN SHAREHOLDER AND PHYSICIAN EMPLOYEE LIQUIDATED DAMAGES.

(a) RELEASE FROM RESTRICTIVE  COVENANTS.  The restrictive covenants described in
Section 9.2 of this Agreement will provide that the Physician Shareholders and Physician Employees (existing or future) may be released from such restrictive covenants by paying Liquidated Damages in the amount of one times such physician's income related to the Clinic, as reported to the Internal Revenue Service for the previous 12 months.

(b) LIQUIDATED DAMAGES IN CERTAIN EVENTS. In addition, if a Physician Shareholder or Physician Employee received any ProMedCo-Temple consideration pursuant to the Plan and Agreement for Reorganization, and said Physician Shareholder or Physician Employee terminates his or her employment agreement with KDCP for any reason (other than death, Retirement or Total Disability as defined in the employment agreement between such Physician Shareholder and KDCP) prior to the fifth anniversary of the Closing under the Plan and Agreement for Reorganization, or is terminated with or without cause by KDCP prior to the fifth anniversary of the Closing under the Plan and Agreement for Reorganization, then KDCP (or if the Physician Shareholder or Physician Employee has received any of the consideration paid to KDCP by ProMedCo-Temple under the Plan and Agreement for Reorganization, said Physician Shareholder or Physician Employee) shall pay KDCP $300,000 in liquidated damages which amount may be paid in cash, in ProMedCo Stock valued at $14.00, as adjusted to reflect stock splits, stock dividends, reverse stock splits or other similar changes in capitalization, or a combination thereof; provided however, in the event fewer than 10% of the Physician Employees employed by KDCP as of the date of this Agreement shall have been terminated without cause, at the time a Physician Employee is terminated without cause, the liquidated damages provision shall not be applicable. KDCP shall retain such payments in a separate fund (the
"Recruitment Fund") to be used first to defray all costs incurred by KDCP or ProMedCo-Temple in the enforcement of the employment agreement for that departing physician and second for recruiting, relocating and funding the compensation for a replacement physician for that departing physician and/or additional physicians.

         9.4 ENFORCEMENT. ProMedCo-Temple and KDCP acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this Section 9 shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Section 9 relating to territory or time described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity, restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity, restricted and/or area of restriction deemed to be reasonable and enforceable by the court shall thereafter be the time period, scope of activity, restricted and/or area of restriction applicable to the restrictive covenant provisions in this Section 9. The invalidity of non-enforceability of this Section 9 in any respect shall not affect the validity of enforceability of the remainder of this Section 9 or of any other provisions of this Agreement unless the invalid or non-enforceable provisions materially affect the benefits either party would otherwise be entitled to receive under this Section 9 or any other provision of this Agreement.

         9.5 TERMINATION OF RESTRICTIVE COVENANTS. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to
Section 10.2 herein, the employment agreement term contained in this Section 9 shall be null and void and of no force or effect.

10.  TERM RENEWAL; TERMINATION;

         10.1 TERM AND RENEWAL. The term of this Agreement shall commence on the Effective Date hereof and shall continue for 40 years, after which it shall automatically renew for five-year terms unless either party provides the other party with at least 12 months but not more than 13 months written notice prior to any renewal date.

         10.2 TERMINATION BY KDCP. KDCP may terminate this Agreement as follows:

(i) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by ProMedCo-Temple, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by ProMedCo-Temple, except for the filing of a petition in involuntary bankruptcy against ProMedCo-Temple which is dismissed within 30 days thereafter, KDCP may give notice of the immediate termination of this Agreement.

(ii) In the event ProMedCo-Temple shall materially default in the performance of any duty or obligation imposed upon it by this Agreement or any agreement between ProMedCo-Temple or ProMedCo with KDC and such default shall continue for a period of 90 days after written notice thereof has been given to ProMedCo-Temple by KDCP; or ProMedCo-Temple shall fail to remit the payments due as provided in Section 7.2 hereof or under other agreements between ProMedCo-Temple or ProMedCo and KDC and such failure to remit shall continue for a period of 30 days after written notice thereof, KDCP may terminate this Agreement. Termination of this Agreement pursuant to this Section 10.2(ii) by KDCP shall require the affirmative vote of 75% of the Physician Shareholders.

(iii) In the event the ProMedCo IPO Date shall not have occurred by September 30, 2001 and ProMedCo shall not have satisfied demands from all shareholders of KDCP holding ProMedCo Stock who have made demand therefor (the "Demanding Stockholders") to repurchase such stock at a purchase price determined by the method described in this clause (iii); this right of termination shall expire 30 days after the value of the ProMedCo Stock is determined pursuant to the following procedures or ProMedCo fails to timely comply with such procedures:
(A) Within 45 days of ProMedCo's receipt of repurchase demands pursuant to this clause (iii) from the Demanding Stockholders who hold a majority in interest of the ProMedCo stock held by the Demanding Stockholders, ProMedCo shall submit to the Demanding Stockholders an appraisal (the "ProMedCo Appraisal") of the value its stock as of September 30, 2001 on a per share basis (the "ProMedCo Stock Value") made by a reputable appraiser; if the ProMedCo Appraisal is acceptable to Demanding Stockholders holding a majority of the ProMedCo stock held by the Demanding Stockholders, the ProMedCo Stock Value shall be as set forth in the ProMedCo Appraisal; (B) if the Demanding Stockholders holding a majority of the ProMedCo stock held by Demanding Stockholders, notify ProMedCo within 14 days of receipt of the ProMedCo Appraisal that they disagree with the ProMedCo Stock Value set forth therein, the Demanding Stockholders shall have 30 days to submit to ProMedCo an appraisal (the "Demanding Stockholder Appraisal") of ProMedCo Stock Value made by a reputable appraiser selected by the Demanding Stockholders; if the Demanding Stockholder Appraisal is acceptable to ProMedCo, the ProMedCo Stock Value shall be as set forth in the Demanding Stockholder Appraisal; if the Demanding Stockholder Appraisal is not delivered to ProMedCo within 44 days of the date the ProMedCo Appraisal is delivered to the Demanding Stockhholders, ProMedCo Stock Value shall be as set forth in the ProMedCo Appraisal; (C) if ProMedCo notifies the Demanding Stockholders within 14 days of its receipt of the Demanding Stockholder Appraisal that the Demanding
Stockholder Appraisal is not acceptable, the appraisers who conducted the ProMedCo Appraisal and the Demanding Stockholder Appraisal shall select a third, independent appraiser who, within 30 days, shall appraise the ProMedCo Stock to determine the ProMedCo Stock Value, and such appraisal shall be binding on the parties.

         10.3 TERMINATION BY PROMEDCO-TEMPLE. ProMedCo-Temple may terminate this Agreement as follows:

(i) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by KDCP, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by KDCP, except for the filing of a petition in involuntary bankruptcy against KDCP which is dismissed within 30 days thereafter, ProMedCo-Temple may give notice of the immediate termination of this Agreement.

(ii) In the event KDCP shall materially default in the performance of any duty or obligation imposed upon it by this Agreement or in the event a majority of the Physicians Shareholders shall materially default in the performance of any duty or obligation imposed upon them by this Agreement or by their employment agreements with KDCP, and such default shall continue for a period of 90 days after written notice thereof has been given to KDCP and such Physician Shareholders by ProMedCo-Temple, ProMedCo-Temple may terminate this Agreement.

         10.4 ACTIONS AFTER TERMINATION. In the event that this Agreement shall be terminated, the KDCP Distribution and the ProMedCo-Temple Distribution shall be paid through the effective date of termination. In addition, the various rights and remedies herein granted to the aggrieved party shall be cumulative and in addition to any others such party may be entitled to by law. The exercise of one or more rights or remedies shall not impair the right of the aggrieved party to exercise any other right or remedy, at law. Upon termination of this Agreement, KDCP shall:

                  10.4.1 ASSET REPURCHASE. Purchase from ProMedCo-Temple at book value the intangible assets set forth on the Opening Balance Sheet, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the intangible assets, which amortization shall be for a period not in excess of 40 years.

                  10.4.2 REAL ESTATE. Purchase from ProMedCo-Temple all real estate, if any, associated with the Clinic and owned by ProMedCo-Temple at the then book value thereof.

                  10.4.3 IMPROVEMENTS. Purchase all improvements, additions or leasehold improvements which have been made by ProMedCo-Temple as reflected on ProMedCo- Temple's books as of the last day of this Agreement and which relate solely to the performance of its obligations under this Agreement or the properties subleased by ProMedCo-Temple, if any.

                  10.4.4 DEBTS. Assume or otherwise discharge all ordinary and necessary debt, contracts, payables and leases which are obligations of ProMedCo-Temple and which relate principally to the performance of its obligations under this Agreement or the properties subleased by ProMedCo-Temple, if any.

                  10.4.5 EQUIPMENT; INVENTORIES; ACCOUNTS RECEIVABLE; ETC. Purchase from ProMedCo-Temple at book value as reflected on ProMedCo-Temple's books as of the last day of this Agreement:

               (i) EQUIPMENT. All of the equipment acquired by ProMedCo-Temple pursuant to the Plan and Agreement for Reorganization, including all replacements and additions thereto made by ProMedCo-Temple with the approval of the Policy Council pursuant to the performance of its obligations under this Agreement;

              (ii) INVENTORY. All stock, including inventory and supplies, tangibles and intangibles of ProMedCo-Temple relating to KDCP operations;

             (iii) ACCOUNTS RECEIVABLE. All uncollected accounts receivable theretofore purchased by ProMedCo-Temple pursuant to Section 7.4 hereof at the book value thereof on ProMedCo-Temple's books; and

              (iv) OTHER ASSETS. All other assets of ProMedCo-Temple relating to the operations of KDCP.

                  10.4.6 CLOSING OF REPURCHASE. KDCP shall pay cash for the repurchased assets or may use shares of ProMedCo no par common stock valued at 75% of the ProMedCo IPO Price, adjusted to reflect stock splits and the like, or if the ProMedCo IPO Date shall not have occurred, valued at $14.00 per share. The amount of the purchase price shall be reduced by the amount of debt and liabilities of ProMedCo-Temple assumed by KDCP and shall be reduced by any payment ProMedCo-Temple has failed to make under this Agreement. KDCP and any physician associated with KDCP shall execute such documents as may be required to assume the liabilities set forth in Section 10.4.4 and to remove ProMedCo-Temple from any liability with respect to such repurchased Stocks and with respect to any property leased or subleased by ProMedCo-Temple. The closing date for the repurchase shall be determined by KDCP, but shall in no event occur later than 180 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and KDCP shall be released from the Restrictive Covenants provided for in Section 9 on the closing date. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

11.  DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

         11.1 ADJUSTMENTS shall mean any adjustments to KDCP's gross billings for uncollectible accounts, discounts, PCA, Medicare and Medicaid disallowances, workers' compensation discount, employee/dependent health care benefit programs, professional courtesies, and other activities that do not generate a collectible fee. Any adjustments shall be based on a reasonable historical basis or a reasonable prospective basis should a new payor agreement apply and shall be periodically modified during the year to reflect he annual adjustments. Final Adjustments and any resulting payments owed by one party to the other shall be made within 30 days after completion of the fiscal year audit.

         11.2 CLINIC shall mean the medical care services, including, but not limited to the practice of medicine, and all related healthcare services provided by KDCP and the KDCP Employees, utilizing the management services of ProMedCo-Temple and the Clinic Facility, regardless of the location where such services are rendered.

         11.3 CLINIC EXPENSES shall mean the amount of all expenses incurred in the operation of the Clinic including, without limitation:

(i) Salaries, benefits (including contributions under any ProMedCo benefit plan), and other direct costs of all employees of ProMedCo-Temple and Technical Employees attributable to KDCP;

(ii) Direct costs, including benefits, of all employees or consultants of ProMedCo or affiliates of ProMedCo-Temple who, with approval of the Policy Council, provides services at or in connection with KDCP required for improved performance, such as work management, purchasing, information systems, charge and coding analysis, managed care sales, negotiating and contracting, financial analysis, and business office consultation; provided, however, only that portion of such employee's or consultant's costs without mark-up by ProMedCo that is allocable to Clinic will be a Clinic Expense;

(iii) Obligations of ProMedCo-Temple or ProMedCo under leases or subleases related to Clinic operations;

(iv) Interest Expense on indebtedness incurred by ProMedCo-Temple or ProMedCo to finance or refinance any of its obligations hereunder or services provided hereunder, irrespective of whether such funds are provided by ProMedCo or borrowed from outside sources with funds provided by ProMedCo; funds borrowed from outside sources will be charged at the rate charged by the lender and funds borrowed from ProMedCo will be charged at a floating rate equal to the then current blended borrowing rate of ProMedCo.

(v) Personal property and intangible taxes assessed against ProMedCo-Temple's assets used in connection with the operation of Clinic commencing on the date of this Agreement;

(vi) All insurance expenses for insurance maintained by ProMedCo-Temple pursuant to ss. 8.1 for ProMedCo's operations and for the KDCP Employees, as well as any deductibles and non-insured expenses relating to claims covered by such insurance.

(vii) Other expenses incurred by ProMedCo-Temple in carrying out its obligations under this Agreement, including, but not limited to, recruitment expenses for new Physician Employees and legal and accounting expenses necessary for the operations and expansion of KDCP; however, legal and accounting expenses required by KDCP for its corporate needs not requested by ProMedCo or ProMedCo-Temple shall be excluded.

(viii) Amortization of intangible asset value resulting from the employment of, merger with, or other acquisition of, additional physicians in the KDCP service area approved by the Policy Council.

(ix) Pagers for Physician Employees.

         11.4  CLINIC EXPENSES SHALL NOT INCLUDE:

(i) Corporate overhead charges or any other expenses of ProMedCo or any corporation affiliated with ProMedCo other than the kind of items listed above;

(ii) Any federal or state income taxes;

(iii) Any expenses which are expressly designated herein as expenses or responsibilities of KDCP and/or KDCP Employees other than Technical Employees;

(iv) Any amortization or depreciation expense resulting from the amortization or depreciation expenses incurred as shown on ProMedCo's financial statements, in connection with the acquisition and execution of the Plan and Agreement for Reorganization and the execution of this Agreement or any depreciation expenses associated with acquisition of physicians as set forth in ss. 11.3(viii) hereof;

(v) Any on-going expenses relating to the obligations listed in Exhibit A to this Agreement assumed by ProMedCo-Temple pursuant to the Plan and Agreement for Reorganization.

(vi) Any debt service or interest expense on indebtedness incurred by ProMedCo-Temple or ProMedCo to finance the consideration paid under the Plan and Agreement for Reorganization;

(vii) Any liabilities, judgments or settlements assessed against KDCP or Physician Shareholders in excess of any insurance policy limits.

     11.5 CLINIC FACILITY shall mean the clinic facilities  located at 1905 S.W.
H. K. Dodgen Loop, Temple, Texas 76302, and the clinic facilities located at (i) Neurology & Headache Center of King's Daughters Clinics, 1717 S.W. H. K. Dodgen Loop, Suite 100A, Temple, Texas 76302,

(ii) Dermatology Center of King's Daughters Clinics, 1717 S.W. H. K. Dodgen Loop, Suite 100B, Temple, Texas 76302, (iii) Womens Center of King's Daughters Clinics, 1713 S.W. H. K. Dodgen Loop, Suite 122, Temple, Texas 76302 (iv) Killeen Clinic, 401 West Jasper, Killeen, TX 76543 and (v) Belton Family Practice Clinic, 1300 E. Sixth St., Belton, TX 76513 and (vi) any substitute facility or additional facility location, whether within or without Coryell, Lampasas, Burnet, Williamson, Milam or Falls Counties, Texas as approved by the Policy Council.

         11.6 DISTRIBUTION FUNDS shall mean those amounts remaining after Clinic Expenses have been deducted from Net Clinic Revenue.

         11.7  EFFECTIVE DATE shall mean 12:01 a.m. on September 1, 1996.

         11.8 KDCP CAPITATION shall mean any capitation payments received by KDCP from any HMO or other managed care payor for health care services provided by KDCP.

         11.9 KDCP EMPLOYEES shall mean all Medical Professionals and Technical Employees employed by KDCP at the relevant dates.

         11.18 RETIREMENT means total permanent withdrawal from the practice of medicine to pursue activities not related in any way to the provision of health care services.

     11.10 MEDICAL PROFESSIONAL shall mean Physician Shareholders, Physician Employees and Physician Extenders.

         11.11 NET CLINIC REVENUES shall mean KDCP's gross billings, including Risk Pool Surpluses, ancillaries and any other revenues that have historically been recorded by KDCP, less Adjustments.

         11.12 OPENING BALANCE SHEET shall mean the balance sheet of ProMedCo-Temple as of the Effective Date (as defined in the Plan and Agreement for Reorganization), prepared in accordance with GAAP (except for the absence of certain note information), and substantially in the form of the attached Exhibit B subject to adjustments in the Consideration (as defined in the Plan and Agreement for Reorganization).

         11.13 PHYSICIAN EMPLOYEES shall mean any physician employed by KDCP and providing medical services to patients on behalf of KDCP, who are not Physician Shareholders.

         11.14 PHYSICIAN EXTENDERS shall mean all non-physician professional employees who provide direct patient care for which a billed charge is generated.

         11.15 PHYSICIAN SHAREHOLDERS shall mean any physician who is a shareholder of KDCP, both as of the date of this Agreement (which said Physician Shareholders are parties to this Agreement) and at any future point in time.

         11.16 PLAN AND AGREEMENT FOR REORGANIZATION shall mean the Plan and Agreement for Reorganization dated as of September 13, 1996 between King's Daughters Clinics, P.A., a Texas corporation ("KDC") the shareholders of which are the same as KDCP, ProMedCo and ProMedCo- Temple.

         11.17 PROMEDCO shall mean ProMedCo, Inc., a Texas corporation which is sole shareholder of ProMedCo-Temple.

         11.18 PROMEDCO IPO DATE shall mean the date on which ProMedCo first sells stock to the public pursuant to its initial public offering.

         11.19 PROMEDCO IPO PRICE shall mean the price per share at which ProMedCo offers ProMedCo Stock to the public at its initial public offering.

         11.20  PROMEDCO-TEMPLE DISTRIBUTION shall mean [*] of Distribution
Funds.

         11.21 RISK POOL SURPLUSES shall mean all hospital incentive funds, specialists incentive funds, and funds from shared risk pools under any risk-sharing arrangements. Risk Pool Surpluses shall be calculated by aggregating all risk pools applicable, including making any deductions for pools that are in a deficit position.

         11.22 TECHNICAL EMPLOYEES shall mean technicians who provide services in the diagnostic areas of KDCP's practice, such as employees of the Clinic laboratory, radiology technicians and cardiology technicians. All Technical Employees shall be KDCP employees.

12.  GENERAL PROVISIONS

         12.1 INDEPENDENT CONTRACTOR. It is acknowledged and agreed that KDCP and ProMedCo- Temple are at all times acting and performing hereunder as independent contractors. ProMedCo- Temple shall neither have nor exercise any control or direction over the methods by which KDCP or the KDCP Employees practice medicine. The sole function of ProMedCo-Temple hereunder is to provide all management services in a competent, efficient and satisfactory manner. ProMedCo- Temple shall not, by entering into and performing its obligations under this Agreement, become liable for any of the existing obligations, liabilities or debts of KDCP unless otherwise specifically provided for under the terms of this Agreement. ProMedCo-Temple will in its management role have only an obligation to exercise reasonable care in the performance of the management services. Neither party shall have any liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of the other party. Each party shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

         12.2  OTHER CONTRACTUAL ARRANGEMENT.

(a) The parties acknowledge and agree that they have been advised and consent to the fact that ProMedCo-Temple, or its affiliates (i) may have, prior to the date of this Agreement, discussed proposals with respect to, or (ii) may, from time to time hereafter, enter into agreements with one or more KDCP Employees to provide consulting, medical direction, advisory or similar services relating to activities of



CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS ON THIS PAGE WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH THE SYMBOL "[*]."

ProMedCo-Temple or its affiliates in clinical areas. The parties agree that such agreements, if any, shall be entered into at the sole discretion of the parties thereto and subject to such terms and conditions to which such parties may agree, and any compensation payable to or by ProMedCo-Temple, on the one hand, and such KDCP Employees, on the other hand, shall not constitute Net Clinic Revenues, or KDCP Compensation, and shall otherwise not be subject to the provisions of this Agreement.

(b) Each current Physician Shareholder, by his execution of this Agreement as provided on the signature page hereof, agrees that neither the negotiation nor the entry into any agreement or arrangement of a type described in Section 12.2(a) above shall constitute a breach of any fiduciary or other duty owned by any KDCP Employee to another, or by ProMedCo-Temple, to KDCP or any Physician Shareholder. Accordingly, KDCP and each Physician Shareholder hereby waive any right to disclosure of the negotiations, proposals or terms of any such agreement, arrangement or right to participate in and/or share revenues derived from any such agreement or arrangement with any KDCP Employee, and hereby forever release and discharge KDCP, the Physician Shareholders, ProMedCo-Temple, and their respective representatives (including, but not limited to, their respective attorneys, accountants, affiliates, shareholders, officer, directors, employees and agents) from any and all actions, claims, charges, suits, damages and liabilities of any kind whatsoever arising from or by reason of the participation of any KDCP Employee in any agreement or arrangement with ProMedCo-Temple, or their affiliates of a type described in Section 12.2(a) above or from or by reason of the failure of ProMedCo-Temple, any KDCP Employee or their respective representatives to disclose the negotiation, existence or terms of any such agreement or arrangement. In keeping with the private nature of these matters, the Physician Shareholders further agree that such negotiations, proposals or terms of agreement are to be kept confidential between a KDCP Employee on the one hand, and ProMedCo-Temple, on the other hand, and shall not be disclosed by them or their representatives, except as required by applicable law.

         12.3  PROPRIETARY PROPERTY.

                  12.3.1 Each party agrees that the other party's proprietary property shall not be possessed, used or disclosed otherwise than may be necessary for the performance of this Agreement. Each party acknowledges that its violation of this Agreement would cause the other party irreparable harm, and may (without limiting the other party's remedies for such breach) be enjoined at the instance of the other party. Each party agrees that upon termination of this Agreement for any reason, absent the prior written consent of the other party, it shall have no right to and shall cease all use of the other party's proprietary property, and shall return all such proprietary property of the other party in its possession to the other party.

                  12.3.2 ProMedCo-Temple shall be the sole owner and holder of all right, title and interest, to all intellectual property furnished by it under this Agreement, including, but not limited to the trade name "ProMedCo," all computer software, copyright, services mark and trademark right to any material or documents acquired, prepared, purchased or furnished by ProMedCo-Temple pursuant to this Agreement. KDCP shall have no right, title or interest in or to such material and shall not, in any manner, distribute or use the same without the prior written authorization of ProMedCo-Temple, provided, however, that the foregoing shall not restrict KDCP from distributing managed care information brochures and materials without the prior written approval of ProMedCo-Temple provided no Proprietary Property of ProMedCo-Temple is contained therein. Notwithstanding the preceding, however, ProMedCo-Temple agrees that KDCP shall be entitled to use on a nonexclusive and nontransferable basis for the term of this Agreement the name "KDCP Family Practice" as may be necessary or appropriate in the performance of KDCP's services and obligations hereunder.

         12.4 COOPERATION. Each of the parties shall cooperate fully with the other in connection with the performance of their respective duties and obligations under this Agreement.

         12.5 LICENSES, PERMITS AND CERTIFICATES. ProMedCo-Temple and KDCP shall each obtain and maintain in effect, during the term of this Agreement, all licenses, permits and certificates required by law which are applicable to their respective performance pursuant to this Agreement.

         12.6 COMPLIANCE WITH RULES, REGULATIONS AND LAWS. ProMedCo-Temple and KDCP shall comply with all federal and state laws and regulations in performance of their duties and obligations hereunder. Neither party, nor their employees or agents, shall take any action that would jeopardize the other party's participation, if applicable, in any federal or state health program including Medicare and Medicaid. ProMedCo-Temple and KDCP shall take particular care to ensure that no employee or agent of either party takes any action intended to violate Section 1128B of the Social Security Act with respect to soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act, or for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act.

         12.7 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP). All financial statements and calculations contemplated by this Agreement will be prepared or made in accordance with generally accepted accounting principles consistently applied unless the parties agree otherwise in writing.

         12.8 NOTICES. Any notices required or permitted to be given hereunder by either party to the other may be given by personal delivery in writing or by registered or certified mail, postage prepaid, with return receipt requested. Notices shall be addressed to the parties at the addresses appearing on the signature page of the Agreement, but each party may change such party's address by written notice given in accordance with this Section. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

         12.9 ATTORNEYS' FEES. ProMedCo-Temple and KDCP agree that the prevailing party in any legal dispute among the parties hereto shall be entitled to payment of its attorneys' fees by the other party.

         12.10 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction or applicable state or federal law and their implementing regulations to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect.

         12.11 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within Bell County, Texas, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         12.12 CONSTRUCTION OF AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The parties agree that the terms and provisions of this Agreement embody their mutual interest and agreement and that they are not to be construed more liberally in favor of, nor more strictly against, any party hereto.

         12.13 ASSIGNMENT AND DELEGATION. ProMedCo-Temple shall have the right to assign its rights hereunder to any person, firm or corporation controlling, controlled by or under common control with ProMedCo-Temple and to any lending institution, for security purposes or as collateral, from which ProMedCo-Temple or ProMedCo obtains financing for itself and as agent. Except as set forth above, neither ProMedCo-Temple nor KDCP shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. KDCP may not delegate any of KDCP's duties hereunder, except as expressly contemplated herein; however, ProMedCo-Temple may delegate some or all of ProMedCo-Temple' s duties hereunder to the extent it concludes, in its sole discretion, that such delegation is in the mutual interest of the parties hereto.

         12.14 CONFIDENTIALITY. The terms of this Agreement and in particular the provisions regarding compensation, are confidential and shall not be disclosed except as necessary to the performance of this Agreement or as required by law.

         12.15 WAIVER. The waiver of any provision, or of the breach of any provision of this

Agreement must be set forth specifically in writing and signed by the waiving party. Any such waiver shall not operate or be deemed to be a waiver of any prior or future breach of such provision or of any other provision.

         12.16 HEADINGS. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         12.17 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

         12.18 TIME IS OF THE ESSENCE. Time is hereby expressly declared to be of the essence in this Agreement.

         12.19 MODIFICATIONS OF AGREEMENT FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, or in the event the Texas State Board of Medical Examiners or other authority with legal jurisdiction shall, solely by virtue of this Agreement, initiate an action to revoke, suspend, or restrict the license of any physician retained by KDCP to practice medicine in the State of Texas, KDCP and ProMedCo-Temple shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between KDCP and ProMedCo-Temple. In the event it is not possible to amend this Agreement to preserve in all material respects the underlying economic and financial arrangements between KDCP and ProMedCo-Temple, this Agreement may be terminated by written notice by either party within 90 days from date of such interpretation or action, termination to be effective no sooner than the earlier of 180 days from the date notice of termination is given or the latest possible date specified for such termination in any regulatory order or notice. Termination pursuant to this Section 12.19 by KDCP shall require the affirmative vote of a majority of Physician Shareholders.

         12.20 NO RIGHT OF OFF-SET. Notwithstanding any provision of this Agreement to the contrary, neither ProMedCo-Temple nor ProMedCo shall have any right of off-set with respect to payments to be made to such Physician Employee hereunder arising out of obligations of such Physician Employees under the Plan and Agreement for Reorganization and related agreements.

         12.21 WHOLE AGREEMENT; MODIFICATION. A contract in which the amount involved exceeds $50,000 in value is not enforceable unless the Agreement is in writing and signed by the party to be bound or by that party's authorized representative. The rights and obligations of the parties hereto shall be determined solely from written agreements. Documents and instruments, and any prior oral agreements between the parties are superseded by and merged into such writings. This Agreement (As amended in writing from time to time), the exhibits, and the schedules delivered pursuant hereto represent the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    PROMEDCO OF TEMPLE, INC.



                                    By:
                                    Name:
                                    Title:
                                    Address:         801 Cherry Street
                                   Suite 1450
                              Fort Worth, TX 76102

                                    PHYSICIANS OF KING'S DAUGHTERS, P.A.


                                    By:
                                    Name:
                                    Title:
                                    Address:         1905 S.W. H. K. Dodgen Loop
                                                     Temple, Texas 76302

Acknowledgment and Agreement by Physician Shareholders to abide by the terms of the Service Agreement



William Bean, M.D.



Ellis Brown, M.D.



John Ditzler, M.D.



Jon Dula, M.D.



James Finch, M.D.



Todd Gorden, M.D.



Gopal Guttickonda, M.D.



Ronald Guy, M.D.



Gene Hardin, M.D.



Bill Hardin, M.D.



Donald Hopkins, D.O.



Jeffrey Hoover, M.D.



Chris Hunter, M.D.



James Kliewer, M.D.



Rober Kylberg, M.D.



Douglas Kyle, M.D.



William Long, M.D.



Henry Mayer, Jr., M.D.



Edward McCaffrey, D.P.M.



Dewayne Nash, M.D.

Larry Orrick, M.D.



Herman Poteet, Jr., M.D.



Victor Schulze, III, M.D.



John Shelby, M.D.



Murphy Talley, M.D.



Richard Tay, M.D.



Ralph Wallace, M.D.



Dave Webster, D.O.



Mark Wilson, M.D.



Richard Winkler, M.D.



James Wood, M.D.

                                    GUARANTY

         ProMedCo, Inc., a Texas corporation which is the sole shareholder of ProMedCo of Temple, Inc., a Delaware corporation ("ProMedCo-Temple"), hereby guarantees the performance of ProMedCo-Temple under the above Service Agreement.

         PROMEDCO, INC.



         By
         Its
         Name